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                                                                EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in: (1) Registration Statement on Form S-8 (No. 33-36847) relating to the Foundation Health Corporation Profit Sharing and 401(k) Plan, (2) Registration Statement on Form S-8 (No. 33-36850) relating to the Foundation Health Corporation 1990 Stock Option Plan, (3) Registration Statement on Form S-8 (No. 33-36849) relating to the Foundation Health Corporation Employee Stock Purchase Plan,
(4) Registration Statement on Form S-8 (No. 33-44783) relating to the Non-Qualified Stock Option Plan of Foundation Health Corporation, (5) Registration Statement on Form S-8 (No. 33-48561) relating to the 1992 Nonstatutory Stock Option Plan of Foundation Health Corporation and the Foundation Health Corporation Incentive Common Stock Option Agreement, (6) Registration Statement on Form S-8 (No. 33-53468) relating to the Century MediCorp 1983 Incentive Stock Option Plan and Century MediCorp 1985, 1988, 1989 and 1991 nonstatutory stock option plans, (7) Registration Statement on Form S-8 (No. 33-67062) relating to the 1989 Stock Plan of Business Insurance Corporation, (8) Registration Statement on Form S-3 (No. 33-80512) relating to the 1993 Nonstatutory Stock Option Plan of Foundation Health Corporation,
(9) Registration Statement on Form S-8 (No. 33-86568) relating to the Intergroup Healthcare Corporation Stock Option and Incentive Plan and Stock Option Agreement, and (10) Registration Statement on Form S-8 (No. 33-86566) relating to the Foundation Health Corporation 1990 Stock Option Plan (as amended and restated), of our report dated July 25, 1996, appearing in this Annual Report on Form 10-K of Foundation Health Corporation for the year ended June 30, 1996.

DELOITTE & TOUCHE LLP

Sacramento, California
August 27, 1996


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